RENEWAL OF DISTRIBUTION AGREEMENTS

Agreement made this 15th day of August, 2023 by and between the entities listed on Appendix A (each a “Fund”), and NUVEEN SECURITIES, LLC, a Delaware limited liability company (the “Underwriter”);

WHEREAS, the parties hereto are the contracting parties under certain Distribution Agreements (the “Agreements”) pursuant to which the Underwriter acts as agent for the distribution of shares of the Funds; and

WHEREAS, the Agreements terminate August 15, 2023 unless continued in the manner required by the Investment Company Act of 1940;

WHEREAS, the Board of Directors/Trustees of the Funds, at a meeting called for the purpose of reviewing the Agreements, has approved the Agreements and their continuance until August 15, 2024 in the manner required by the Investment Company Act of 1940;

NOW THEREFORE, in consideration of the mutual covenants contained in the Agreements the parties hereto do hereby continue the Agreements in effect until August 15, 2024 and ratify and confirm the Agreements in all respects.

On behalf of the Nuveen Funds
Listed on Appendix A
By:	/s/ Mark Winget
Vice President of the Funds
NUVEEN SECURITIES, LLC
By:	/s/ Mark Czarniecki
Managing Director and Assistant
Secretary

Appendix A

FUND AND, IF APPLICABLE, FORMERLY KNOWN AS NAME IN THE ORIGINAL AGREEMENT	TYPE OF ENTITY	NUVEEN SECURITIES, LLC AND, IF APPLICABLE, FORMERLY KNOWN AS NAME IN THE ORIGINAL AGREEMENT
NuShares ETF Trust	Massachusetts Business Trust	NUVEEN SECURITIES, LLC
Nuveen Investment Funds, Inc., formerly, First American Investment Funds, Inc.	Maryland Corporation	NUVEEN SECURITIES, LLC, formerly, Nuveen Investments, LLC
Nuveen Investment Trust	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Investment Trust II	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Investment Trust III	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, Nuveen Investments, LLC
Nuveen Investment Trust V	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, Nuveen Investments, LLC
Nuveen Managed Accounts Portfolios Trust	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, Nuveen Investments, LLC
Nuveen Municipal Trust, formerly, Nuveen Flagship Municipal Trust	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Multistate Trust I, formerly, Nuveen Flagship Multistate Trust I	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Multistate Trust II, formerly, Nuveen Flagship Multistate Trust II	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Multistate Trust III, formerly, Nuveen Flagship Multistate Trust III	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated
Nuveen Multistate Trust IV, formerly, Nuveen Flagship Multistate Trust IV	Massachusetts Business Trust	NUVEEN SECURITIES, LLC, formerly, John Nuveen & Co. Incorporated